Exhibit 99.1

Contact:	Tom Brooker/John Patenaude	Rich Coyle
	Nashua Corporation	Sard Verbinnen
	847-318-1797/603-880-2145	212-687-8080
NASHUA REPORTS FIRST QUARTER 2009 RESULTS
     NASHUA, N.H., May 7, 2009 — Nashua Corporation (NASDAQ: NSHA), a manufacturer and marketer of labels and thermal specialty papers, today announced financial results for the first quarter ended April 3, 2009.
Net sales for the first quarter of 2009 were $62.5 million, compared to $63.9 million for the first quarter of 2008. Gross margin for the first quarter of 2009 was $8.9 million, or 14.2%, compared to $9.9 million, or 15.4%, for the first quarter of 2008. Nashua reported a loss before income taxes of $0.3 million in the first quarter of 2009 compared to a loss before income taxes of $0.6 million in the first quarter of 2008. Net loss was $0.3 million, or $0.06 per share, for the first quarter of 2009, compared to a net loss of $0.4 million, or $0.07 per share, for the first quarter of 2008. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $1.0 million for the first quarter of 2009, compared to $0.9 million for the first quarter of 2008.
Business Segment Highlights
Nashua’s Label Products segment, which prints and converts product for the grocery, food service, retail, transportation, entertainment and general industrial markets, reported net sales of $27.2 million and gross margin of $2.9 million, or 10.6%, for the first quarter of 2009. For the first quarter of 2008, net sales were $26.0 million and gross margin was $3.8 million, or 14.6%.
Sales in the Label Products segment increased 4.5% from the first quarter in 2008. The increase is mainly attributable to increased sales in the automatic identification and pharmacy product lines. Gross margins in the Label Products segment were negatively impacted by employee training, repair and maintenance, and other start-up costs as a result of the consolidation of the Jacksonville, Florida manufacturing operations into the Jefferson City, Tennessee and Omaha, Nebraska plants.
Nashua’s Specialty Paper Products segment, which includes the paper coating and converting businesses, reported net sales of $35.8 million and gross margin of $5.4 million, or 15.1%, for the first quarter of 2009. For the first quarter of 2008, net sales were $38.6 million and gross margin was $5.9 million, or 15.3%.

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Specialty Paper Products segment sales declined 7.4% from the first quarter of 2008. The decline in the Specialty Paper Products segment sales is primarily attributable to lower sales in the wide format product line, which is mainly used in architectural applications, as a result of softness in the construction industry. Margins in the segment declined as a result of lower volumes.
Thomas Brooker, President and Chief Executive Officer, stated, “We are pleased with the gain in market share and new account development in the Label group. Overall business conditions remain very challenging especially in the retail and construction industries which have led to a decline in our specialty paper group. We have continued to reduce cost in both SG & A and the operational areas of our business. The consolidation in manufacturing and distribution initiated in 2008 should provide more favorable bottom line results during 2009. Our focus remains on increasing profitable sales in both new and existing accounts and productivity improvement throughout the organization.”
Use of Non-GAAP Measures
EBITDA is presented as supplemental information that management of Nashua believes may be useful to some investors in evaluating the Company because it is widely used as a measure of evaluating a company’s operating performance, as well as to evaluate its operating cash flow. EBITDA is used by management in the computation of ratios utilized for financing purposes and for planning and forecasting in future periods. EBITDA is calculated by adding back net interest expense, income tax expense, depreciation and amortization to net income. EBITDA should not be considered a substitute either for net income, as an indicator of Nashua’s operating performance, or for cash flow, as a measure of Nashua’s liquidity. In addition, because EBITDA may not be calculated in the same manner by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.
About Nashua
Nashua Corporation manufactures and markets a wide variety of specialty imaging products and services to industrial and commercial customers to meet various print application needs. The Company’s products include thermal coated papers, pressure-sensitive labels, colored copier papers, bond, point of sale, ATM and wide-format papers, entertainment tickets, as well as toners, developers, and ribbons for use in imaging devices. Additional information about Nashua Corporation can be found at www.nashua.com.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “will,” “expects,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are

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not limited to, the Company’s future capital needs and resources, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, delays or difficulties in programs designed to increase sales and profitability, general economic and industry conditions, and other risks set forth in the Company’s filings with the Securities and Exchange Commission, and the information set forth herein should be read in light of such risks. In addition, any forward-looking statements represent the Company’s estimates only as of the date of this press release and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its estimates change.

First Quarter 2009 Earnings Results
NASHUA CORPORATION SUMMARY RESULTS OF OPERATIONS

Periods ended April 3, 2009 and March 28, 2008, respectively	Three Months
Dollars in thousands, except per share amounts (Unaudited)	2009	2008

Net sales	$62,478	$63,926
Cost of products sold	53,588	54,068

Gross margin	$8,890	$9,858
Gross margin %	14.2%	15.4%

Selling, distribution and administrative expenses	8,986	10,013
Research and development expenses	147	186
(Income) loss from equity investment	(2)	37
Interest expense	165	163
Interest income	(1)	(48)
Change in fair value of interest rate swap	121	360
Other income (1)	(209)	(264)

Loss before income tax benefit	(317)	(589)

Income tax benefit	—	(236)

Net loss	$(317)	$(353)

Earnings per share:

Net loss per common share	$(0.06)	$(0.07)

Average common shares	5,314	5,396

(1)	Other income for the three months ended April 3, 2009 and March 28, 2008 represents income from the deferred gain from the sale of real estate and royalty income from the sale of toner formulations.

First Quarter 2009 Earnings Results
NASHUA CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	April 3	December 31
Dollars in thousands	2009	2008

Assets
Cash and cash equivalents	$—	$1,592
Accounts receivable	25,513	27,469
Inventories	21,079	21,785
Other current assets	7,089	5,599

Total current assets	53,681	56,445

Plant and equipment, net	19,420	20,154
Goodwill, net of amortization	17,374	17,374
Intangibles, net of amortization	248	260
Other assets	4,444	5,970

Total assets	$95,167	$100,203

Liabilities and Shareholders’ Equity
Accounts payable	$13,556	$11,968
Accrued expenses	7,794	8,900
Borrowings under revolving line of credit	2,575	—
Current maturities of long-term debt	—	8,125
Current maturities of notes payable	13	18

Total current liabilities	23,938	29,011

Long-term debt	2,800	2,800
Other long-term liabilities	46,966	46,879

Total long-term liabilities	49,766	49,679

Common stock and additional capital	20,951	20,684
Retained earnings	39,388	39,705
Accumulated other comprehensive loss:
Minimum pension liability adjustment	(38,876)	(38,876)

Total shareholders’ equity	21,463	21,513

Total liabilities and shareholders’ equity	$95,167	$100,203

First Quarter 2009 Earnings Results
NASHUA CORPORATION
RECONCILIATION OF NET INCOME TO EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

Periods ended April 3, 2009 and March 28, 2008, respectively	Three Months
In thousands (Unaudited)	2009	2008

Net loss	$(317)	$(353)
Add back:
Interest expense	165	163
Interest income	(1)	(48)
Change in fair value of interest rate swap	121	360
Income tax benefit	—	(236)
Depreciation and amortization	985	1,051

Earnings before interest, taxes, depreciation and amortization	$953	$937

First Quarter 2009 Earnings Results
NASHUA CORPORATION SELECTED FINANCIAL DATA

Periods ended April 3, 2009 and March 28, 2008, respectively	Three Months
Dollars in thousands (Unaudited)	2009	2008

NET SALES

Label Products	$27,187	$26,026
Specialty Paper Products	35,752	38,588
All Other	1,594	1,093

Reconciling Items:
Eliminations	(2,055)	(1,781)

Net sales	$62,478	$63,926

Gross Margin

Label Products	$2,883	$3,805
Specialty Paper Products	5,400	5,893
All Other	607	166

Reconciling Items:
Eliminations	—	(6)

Total gross margin	8,890	9,858

DEPRECIATION AND AMORTIZATION

Label Products	$396	$467
Specialty Paper Products	494	502
Reconciling Item:
Selling, Administrative and Research and Development	95	82

Total depreciation and amortization	$985	$1,051

INVESTMENT IN PLANT AND EQUIPMENT

Label Products	$107	$103
Specialty Paper Products	132	137
Reconciling Item:
Selling, Administrative and Research and Development	—	285

Total Investment in plant and equipment	$239	$525

PENSION AND POSTRETIREMENT EXPENSE

Label Products	$58	$67
Specialty Paper Products	62	48
Reconciling Item:
Selling, Administrative and Research and Development	403	168

Total pension and postretirement expense	$523	$283